UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

TRADEUP ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40608	86-1314502
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

437 Madison Avenue, 27th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(732) 910-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Warrant	UPTDU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	UPTD	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	UPTDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging  growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2023, TradeUP Acquisition Corp. (the “Company”) held a special meeting in lieu of its 2023 annual meeting of stockholders (the “Special Meeting”), where the stockholders of the Company approved the Company to, among others, amend the Investment Management Trust Agreement dated July 14, 2021, as amended on December 29, 2022 (the “Trust Agreement”), by and between the Company and Wilmington Trust, National Association (the “Trustee”) to extend the liquidation date from July 19, 2023 to July 14, 2024. Upon the stockholders’ approval, on July 17, 2023, the Company and the Trustee entered into the amendment to the Trust Agreement. A copy of the amendment to the Trust Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the stockholders of the Company also approved the proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter”) to extend the date before which the Company must complete a business combination from July 19, 2023 to July 14, 2024 or such earlier date as determined by the board of directors of the Company (such extension is herein referred to as the “Extension”), and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended (the “Extension Proposal”). Upon the stockholders’ approval, on July 17, 2023, the Company filed a certificate of amendment to the Charter which became effective upon filing. A copy of the certificate of amendment to the Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 17, 2023, the Company held the Special Meeting. On June 13, 2023, the record date for the Special Meeting, there were 2,329,920 shares of common stock of the Company entitled to be voted at the Special Meeting, approximately 88.2% of which were represented in person or by proxy at the special meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the special meeting are as follows:

1. The Extension Proposal

The stockholders approved the proposal to amend the Company’s amended and restated certificate of incorporation to extend the date before which the Company must complete a business combination from July 19, 2023 to July 14, 2024 or such earlier date as determined by the board of directors of the Company (such extension is herein referred to as the “Extension”), and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended (the “Extension Proposal”). Upon the stockholders’ approval, for each public share that is not redeemed by the stockholder in connection with the Extension, for each monthly period, or portion thereof during the Extension, the Company will deposit $0.05 per public share per month in the trust account. The voting results were as follows:

FOR	AGAINT	ABSTAIN
1,908,849	6,306	0

2. The Trust Amendment Proposal

The stockholders approved the proposal to amend the Investment Management Trust Agreement, dated July 14, 2021, as amended on December 29, 2022, by and between the Company and Wilmington Trust, National Association, acting as trustee, to extend the liquidation date from July 19, 2023 to July 14, 2024 (the “Trust Amendment Proposal”). The voting results were as follows:

FOR	AGAINT	ABSTAIN
1,908,849	6,306	0

3. The Directors Election Proposal

The stockholders re-elected Mr. Tao Jiang and Mr. James as Class II directors of the Company to serve three-year term till the 2026 annual meeting of stockholders or until their successors are elected and qualified. The voting results were as follows:

FOR	WITHHOLD
1,906,559	8,596

4. The Auditor Appointment Proposal

The stockholders ratified the engagement of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The voting results were as follows:

FOR	AGAINT	ABSTAIN
2,055,472	105	0

Item 8.01. Other Events.

In connection with the votes to approve the Extension Proposal, 161,566 shares of common stock were rendered for redemption.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, adopted by stockholders of the Company on July 17, 2023 and filed with the Secretary of State of the State of Delaware on July 17, 2023
10.1	Amendment to the Investment Management Trust Agreement dated July 17, 2023, between the Company and Wilmington Trust, National Association.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeUP Acquisition Corp.

	By:	/s/ Weiguang Yang
	Name:	Weiguang Yang
	Title:	Co-Chief Executive Officer

Date: July 19, 2023

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